EXPLANATORY NOTE

This Pre-Qualification Offering Circular Amendment No. 1 amends the offering circular of MiTio, INC., as submitted on September 18, 2017, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Pre-Qualification Offering Circular

Amendment No. 1 File No. 024-10741

PART II

OFFERING CIRCULAR

MiTio, INC.

289 Jonesboro Rd,

McDonough, GA 30253

Up to 5,000,000 Common Shares of Common Stock

Minimum purchase: 100 Shares ($200)

Up to 5,000,000 Shares of Common Stock
Minimum purchase: 100 Shares ($200)

We are offering up to 5,000,000 shares of common stock on a “best efforts” basis. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company upon commencement of this Offering and no investor funds will be returned if an insufficient number of shares are sold to cover the expenses of this Offering and provide net proceeds to the company.

The Offering is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933. Each share will be offered at its principal amount, two dollars ($2.00). There is a minimum purchase amount of 100 shares, for an aggregate purchase price of two hundred ($200.00) dollars.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F). There is currently no trading market for our common stock.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public	commissions (1)	issuer (2)	other persons
Per share	1	$2.00	$0.00	$2.00	$0.00
Total Maximum	5,000,000	$10,000,000	$0.00	$10,000,000	$0.00

(1)	We are not currently using commissioned sales agents or underwriters.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion.

We are following the “Offering Circular” format of disclosure under Regulation A.

MiTio, INC.

289 Jonesboro Rd,

McDonough, GA 30253

The date of this Offering Circular is October 18th, 2017

We are following the “Offering Circular” format of disclosure under Regulation A tier 2.

TABLE OF CONTENTS

Summary of Information in Offering Circular4

Risk Factors7

Dilution14

Plan of Distribution15

Use of Proceeds to Issuer16

Description of Business18

Description of Property22

Management’s Discussion and Analysis of Financial Condition and Results of Operations23

Directors, Executive Officers and Significant Employees25

Compensation of Directors and Executive Officers27

Security Ownership of Management and Certain Security Holders28

Interest of Management and Others in Certain Transactions29

Securities Being Offered30

Financial Statements32

Index to Exhibits43

Signatures44

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to MiTio , Inc.  unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on May 24, 2017. Our principal office is located at 289 Jonesboro Rd, McDonough, GA 30253
Capitalization:

Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus, there are 20,000,000 shares of our common stock issued and outstanding. Nelva Lee owns 10 million shares; Donnie Lee Jr. owns 10,000,000 shares. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Nelva Lee

President/CEO

The MiTio president and Founder Dr. Nelva Lee were hired by the Grady Health System in 2002 as their Director of Patient Advocacy. Under her leadership, the interpreting services a program in the department was nationally acclaimed for its effectiveness in providing quality service. Recognizing a gap in flexible training options for interpreters, Dr. Lee launched the Medical Interpreting and Translating Institute Online in 2004. Dr. Lee has over 20 years of healthcare expertise in various settings both outpatient and inpatient, with over a decade in Healthcare Management. In addition, Dr. Lee has over ten years of faculty expertise at the university level. Dr. Lee has received training in course development, specifically in online course development. Dr. Lee personally developed the twenty MiTio courses currently available and accredited by the International Interpreters Association –IMIA.

Donnie Lee Jr.

CFO/Treasurer

Donnie Lee Jr is a rising star in the coding community; his coding languages include JAVA and Python. Donnie is also skilled in SEO and online marketing optimization. Donnie attends Carnegie Mellon STEM program in 2017. Donnie joined MiTio as the CIO in 2015 and is an integral part of our strategic plans and execution.

Chinyere Lartey

Secretary

Marketing Professional and Entrepreneur  has over twenty years of  experience in the Pharmaceutical and Medical Sales industries.  She has also acquired experience building sales teams as an entrepreneur in the Health & Wellness industry for 10 years, where she recruited, trained, coached and mentors business partners wishing to have their own success as entrepreneurs. Mrs. Lartey earned a Bachelor's Degree in Applied Biology from the University of Greenwich in London UK. She, her husband Michael and son emigrated to the United States in 2002.  Their daughter was born later on that same year.

Controlling Shareholders:

Our Officers and/or Directors constitute the majority of our stockholders: Nelva Lee owns 10,000,000 shares,  Donnie Lee Jr. owns 10,000,000 shares owns 10,000,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific expansion/growth plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

The Medical Interpreting and Translating Institute Online (MiTio Inc.); is an online certificate/ diploma program designed for bilingual individuals seeking training as interpreters and translators in the medical field. MiTio is also a provider of interpreting and translating services via phone, video, and face-to-face. The Institute is committed to providing highly trained and competent interpreters and translators to the industry. Interpreting and translating language services are required by various regulatory standards: Civil Rights Act of 1964, OCR Guidance of 2000, and Joint Commission CLAS Standards of 2011. Medical Interpreting services are reimbursed by Medicaid in 13 states. The Federal Government alone spends approximately $200 Billion dollars each year on language services. MiTio aims to bring quality content to Interpreter and Translator training by removing the barriers of flexibility, time to absorb the information, low cost, no commuting, quality content, and language neutral delivery.

Historical Operations:	MiTio Inc. has been in operation since May 24, 2017.
Current Operations:	The Company is currently in operation with their online certificate/diploma program and interpretation/translation services.

Growth Strategy:

The Company has an extensive plan that includes a market development strategy and competitive protection strategy. The Company is using funds to expand the growth of their programs and services. The Company has started obtaining marketing representatives to contact and secure contracts from identified agents with high procurement/utilization and usage of language services. The Company’s sales strategy for expansion includes hiring a team of 32 marketing representatives/consultants and having them make at least live contacts daily; each MC to secure contracts worth $8k per quarter or $32k per year.

The Offering
Class of Securities Offered:	Common share, face value $2
No. of shares being Sold in the Offering:	Maximum of 5,000,00 shares of common stock at $2 per share
Offering Price:	The Company intends to offer the common shares at a price of $2 per share. There is a minimum purchase amount of one hundred shares (100) for an aggregate purchase of $200.

As of the date of this Prospectus, there are 20,000,000 shares of the Company’s common stock issued and outstanding. Nelva Lee owns 10,000,000 shares,  Donnie Lee Jr. owns 10,000,000 shares. Our two officers and directors own the majority issued and outstanding shares.

No. of Shares Outstanding:

Irrespective of the relative success of the offering, there will remain 20,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein. Nelva Lee owns 10 million shares, Donnie Lee Jr. owns 10,000,0000 shares.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will not agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our officers and directors currently own the majority of the issued and outstanding common stock of the company, and will continue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our President Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related shares, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Operations

We anticipate that we may possibly incur significant losses in the future.

We expect to incur losses for the foreseeable future as we are implementing our growth strategy, and we expect that these losses may increase as we continue seeking to grow our audience and operations. The size and duration of our future losses will depend, in part, on the rate of future growth of our expenses and revenues. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect the timing of our financial and operating expectations. Even if we are able to grow our revenues, this may not occur quickly enough to sustain our operations.

A portion of our projected revenue would be generated from client services, in which a percentage of transactions will be collected or specifically structured fees will be incurred. We may face impediments to developing meaningful revenue through consumer services.

Our platform could fail to support our services for a number of reasons: this includes a failure to service to consumers or to gain traction with consumers. The success of our service plans may face other impediments; if we are unable, for example, to price services at a level that attracts subscribers and provides us with meaningful revenue, we may incur loss. The company also needs to be sure to follow government and health organization regulations, and not doing so may affect the credibility or standing of our business. If we are not successful in devising and implementing an attractive service for consumers, we will fail in developing one of our projected methods of earning revenue, and our business may be adversely affected.

Our future revenue depends on our ability to retain and grow our intended consumer base through satisfying consumer services. If we are unable to provide such services and retain or grow our consumer base, our business could be adversely affected.

Our future revenue is dependent on our ability to retain and grow our consumer base that we plan to establish by providing a satisfying and differentiating product that caters to consumer needs and wants. Audience tastes and attitudes towards digital services change and our services may not appeal to our audience over the long term. If we are unable to evolve with current standards, our ability to provide satisfactory service in a way that continues to attract consumers may be hindered. If we are unable to offer sufficiently attractive services, we may be unable to grow and may experience declines in our audience and intended loyal consumer base, which would adversely affect business.

If we are unable to effectively manage growth and maintain reasonable operating costs, our results of operations and financial condition may be adversely affected.

Our plans require significant expansion of our business. If we are unable to effectively manage our employees or accurately anticipate and manage our future growth, our business may be adversely affected. Our business model depends on us maintaining manageable operating costs for the consistent maintenance of our service. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs within budget or maintain key performance measures for our services. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We use certain performance metrics that are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics, or real or perceived failures of such metrics to measure or predict the success of our business, could negatively affect our business.

We use certain key metrics to internally assess our business performance and to present our business to potential organizations, investors and others. These metrics include total number of clients and projects. While our metrics are based on what we believe to be reasonable measurements and methodologies, there are inherent challenges in deriving our metrics and measuring them precisely, especially across large online and mobile populations around the world. If organizations, investors and others do not perceive our metrics to be accurate, or if they in fact are not accurate, or if there are real or perceived failures of such metrics to measure or predict the success of our business, it could negatively affect our business.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing technology, laws, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

−	Increase the number of our clients and grow a client base;
−	Develop relationships with businesses and other sources to attract users;
−	Expand operations and implement and improve our operational, financial and management controls;
−	Raise capital at attractive costs, or at all;
−	Attract and retain qualified management, employees and independent service providers;
−	Successfully introduce new products and services and upgrade our existing products and services;
−	Protect our proprietary technologies and our intellectual property rights; and
−

Respond to government regulations relating to the health and translating regulations, Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

We will have to find and retain skilled translators in medical translation     fields.

If we are not able to retain skilled translators who can accommodate our clients in the medical field of translation, we may lose the future business of our clients. Consequently, our profits will be negatively affected and we may fail.

If we do not attract customers, we will not make a profit, which will     ultimately result in a cessation of operations.

There is no guarantee that we will be able to maintain the key number of clients needed to generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our services with prices which generate a profit.

We will operate in a highly competitive environment. If we are unable to     successfully compete with other businesses, the financial condition of     our business could be materially adversely effected.

We operate in a highly competitive environment. Our management expects to face increased competition from other Internet based translations businesses. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit.

Any failure to offer high-quality customer's services may adversely affect     our relationships with our customers and our financial results. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. We also may be unable to modify the format of our services to compete with changes in services provided by our competitors.

Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process will be highly depend on business reputation and on positive recommendations from customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our services and our future profitability

Our business depends on our maintaining a strong relationship with the federal government and health organizations, and if we fail to develop and maintain the necessary standards and regulations, as well as our relationships an in a cost-effective manner, our business could be adversely affected.

Maintaining a strong relationship with the federal government and with key health organizations is an important aspect of our efforts to maintaining a strong business. We believe that the importance of recognition by key players is increased by the relatively high barriers to entry in certain portions of the industry. The strength of our business will depend largely on our ability to provide high-quality, consistent and differentiating services.  Our business may be negatively affected by a number of factors, such as inability to keep with shifting regulations and standards, product malfunctions, data protection and security issues. If we are unable to maintain or enhance our business in a cost-effective manner, or if we incur excessive expenses in these efforts, our business may be harmed.

Our business depends on continued and unimpeded access to the Internet by our intended consumer base and us. Internet access providers or distributors may be able to block, degrade or charge for access to our services, which could lead to additional expenses and the loss of clients.

Products and services such as ours depend on our ability and the ability of our users to access the Internet. Currently, companies that have significant market power in the broadband and internet access marketplace mostly provide such access; this includes incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some such providers may take measures that could degrade, disrupt, or increase the cost of user access to products or services such as ours. This may happen by restriction or prohibition of the use of their infrastructure (which is used to support or facilitate product or service offerings such as ours), or by charging increased fees to businesses such as ours to be able to provide our service or to have users access that service. Such interference could result in a loss of existing users and increased costs. This could also impair our ability to attract new users, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users could reduce the demand for, or the use of, our products and services, increase our costs of doing business and adversely affect our operating results.

Security breaches and other network and information systems disruptions could affect our ability to conduct our business effectively.

Our information systems store and process confidential user, employee, and other sensitive personal and business data; therefore, the maintenance of our network security is of critical importance. We use third-party technology and systems for a variety of information systems operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. Our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage due to reasons out of our control.

Despite implementing all possible security measures, our information systems, and those of our service providers have been, and will likely continue to be, subject to disruption or attack. Such an event could result in a disruption of our services, improper disclosure of personal data, or confidential information. This could harm our reputation, require us to expend resources to remedy such a security breach, require us to defend against further attacks, divert management’s attention and resources, or subject us to liability under laws that protect personal data. This all may result in increased operating costs or loss of revenue.

We have implemented controls and taken other preventative measures designed to strengthen our systems against disruptions and attacks, including measures designed to reduce the impact of a security breach at our third-party vendors. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, our results of operations, or our liquidity, there can be no assurance as to the cost of additional controls and measures that we may conclude to be necessary in the future.

Acquisitions and strategic investments could result in unanticipated liabilities and otherwise adversely affect our operations.

Certain transactions may result in the reduction of our cash resources, dilutive issuances of our equity securities, or the incurrence of debt. Such transactions may also result in amortization expenses related to intangible assets. Our acquisitions and strategic investments to date have been accompanied by a number of risks, including:

∙	the difficulty of integrating the operations, personnel, systems, and controls of acquired companies as a result of cultural, regulatory, systems, and operational differences;
∙	the potential disruption of our ongoing business and the distraction of management;
∙	the incurrence of additional operating losses and operating expenses;
∙	the difficulty of integrating acquired technology and rights into our business and unanticipated expenses related to such integration;
∙	the failure to successfully further develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets;
∙	the failure of strategic investments to perform as expected or to meet financial projections;
∙	the potential for patent and trademark infringement and data privacy and security claims against the companies we acquired or invested in;
∙	litigation or other claims in connection with acquisitions, acquired companies, or companies in which we have invested;
∙

the impairment or loss of relationships with customers and partners of the companies we acquired or in which we invested or with our own customers and partners as a result of the integration of acquired operations;

∙	the impairment of relationships with, or failure to retain, employees of acquired companies or our existing employees as a result of integration of new personnel;
∙	in the case of foreign acquisitions and investments, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries; and
∙	the impact of known potential liabilities or unknown liabilities, including as a result of inadequate internal controls, associated with the companies we acquired or invested in.

We are likely to experience similar risks in connection with future acquisitions and strategic investments. Our failure to successfully address these risks or other problems encountered in connection with past or future acquisitions and strategic investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and otherwise harm our business.

If we do not manage our operating expenses effectively, we may lose profitability.

We plan to continue to manage costs as efficiently as we can. However, our operating expenses might increase as we expand our operations in areas of desired growth, develop and extend our business, expand our distribution platforms, acquire additional employees and acquire and integrate complementary technologies. If our expenses increase at a faster pace than our revenues, or if we otherwise fail to effectively manage costs, we may lose profitability.

Our success depends on our ability to respond and adapt to changes in technology and consumer behavior.

Technology in the media industry continues to evolve rapidly. Advances in technology have led to an increasing number of methods for online courses and programs. These developments are driving changes in consumer behavior and the ways companies deploy their advertising spend. Unless we are able to use new and existing technologies to distinguish our product and services from those of our competitors and engage users, our business may be adversely affected.

Changes in technology and consumer behavior pose a number of challenges that could adversely affect our business. For example, among others:

−	we may be unable to expand the use of our products and services to other platforms that consumers find engaging;
−	there may be changes in user sentiment about the quality or usefulness of our services;
−	technical or other problems could prevent us from delivering our product in a reliable manner or otherwise negatively affect the user experience;

Responding to these challenges may require significant investment. There can be no assurance that we will be able to raise the funds necessary to make these investments, on commercially reasonable terms or at all.

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.

Our business depends on our ability to recruit, hire, motivate and retain talented, highly skilled management, customer service, technical and other personnel. Achieving this objective may be difficult due to many factors, including fluctuations in global, national and regional economic and industry conditions, competitors’ hiring practices and the effectiveness of our compensation programs. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to execute our business plan and grow our business. As a result, our business may be adversely affected.

In the future, we may be subject to claims of intellectual property or copyright infringement that could adversely affect our business.

Infringement claims may require us to enter into royalty or licensing agreements on unfavorable terms, use more costly alternative technologies or otherwise incur substantial monetary liability. Additionally, such claims may require us to alter our operations. The occurrence of any of these events as a result of such claims could adversely affect our business.

Adverse results from litigation could affect our business practices and operating results.

From time to time, we may be party to litigations and other proceedings. Adverse outcomes in lawsuits or similar proceedings may result in monetary damages or injunctive relief that could adversely affect our results of operations or financial condition as well as our ability to conduct our business as intended.

The use of open source software in our hardware and applications may expose us to additional risks.

Some of our hardware and applications use software covered by open source licenses. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate such software into their products or applications. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional development resources to change our operations. In addition, if we were to combine our applications with open source software in a certain manner, we could, under certain open source licenses be required to release the source code of our applications. If we inappropriately use open source software, we may be required to redesign or discontinue the use of our applications or take other remedial actions.

A variety of new and existing United States laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.

We are subject to numerous United States laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or services, or an extension of our business into new areas could increase our future compliance costs; this would make our product and services less attractive to our users or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against claims of noncompliance. Further, any failure on our part to comply with any relevant laws or regulations may subject us to civil or criminal liabilities, penalties, and negative publicity.

The application of existing domestic laws and regulations to us relating to issues such as health regulations, translation requirements in the healthcare field, user privacy and data protection, security, defamation, pricing, taxation, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, and intellectual property ownership and infringement in many instances is unclear or unsettled.

The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely affected by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.

 Risks Related to Our Securities

There is no current established trading market for the Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our shares.  The offering price for the shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus, the Company had 20,000,000 shares of common stock outstanding. Nelva Lee owns 10,000,000 shares, Donnie Lee Jr. owns 10,000,00 shares. We may issue up to an additional 80,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering.

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 5,000,000 common shares with no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Nelva Lee, the Company’s Chief Executive Officer.  All our company officers will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by our officers; they are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, MiTio’s chief officers primarily perform substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  They have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2 the net proceeds from the sale of the 5,000,000  shares in this Offering will be approximately $10,000,00, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to grow the team, salaries for the team, operational costs, infrastructure costs, marketing for our products, and other operating expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Total Before Expenses	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Offering Expenses
Legal & Accounting	$24,500	$24,500	$24,500	$24,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$27,750	$28,250	$29,000	$30,000

Amount of Offering Proceeds Available for Investment	$2,472,250	$4,971,750	$7,471,000	$9,970,000

Expenditures
Operation Expenses (1)	$2,472,250	$4,971,750	$7,471,000	$9,970,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$2,472,250	$4,971,750	$7,471,000	$9,970,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Operation Expenses" are expenses related to our working capital expenses. These expenses include but are not limited to travel and communications expenses, non-refundable employee payments, accounting fees, marketing, salaries, infrastructure costs and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for our operation.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we may need to secure additional funding for the fully implement our business plan.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

	Maximum Offering
	Amount	Percentage
Technology development	$2,000,000	20%
R&D	$2,500,000	25%
Sales & Marketing	$1,500,000	15%
Working Capital (1)	$4,000,000	40%
Total	$10,000,000	100%

_________________
(1) A portion of working capital will be used for officers’ salaries.

Because the Offering is being made on a “best-efforts” basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If we only sell 1,250,000 shares, the net proceeds will be approximately $2,472,250 after deducting estimated offering expenses of $30,000. In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $1,000,000 technology development, approximately $500,000 for the sales and marketing and approximately $1,500,000 for working capital.

This is a preliminary estimate based primarily upon the project investment requirement as well as our operational costs for the next three years. We intend to raise the maximum of $10 million of equity through this offering.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

MiTio , Inc. was incorporated under the laws of Delaware on May 24, 2017. Our principal executive offices are located at 289 Jonesboro Rd, McDonough, GA 30253.

The Medical Interpreting and Translating Institute Online (MiTio Inc.); is an online certificate/ diploma program designed for bilingual individuals seeking training as interpreters and translators in the medical field. MiTio is also a provider of interpreting and translating services via phone, video, and face-to-face. The Institute is committed to providing highly trained and competent interpreters and translators to the industry.

Interpreting and translating language services are required by various regulatory standards: Civil Rights Act of 1964, OCR Guidance of 2000, and Joint Commission CLAS Standards of 2011. Medical Interpreting services are reimbursed by Medicaid in 13 states. The Federal Government alone spends approximately $200 Billion dollars each year on language services.

MiTio aims to bring quality content to Interpreter and Translator training by removing the barriers of flexibility, time to absorb the information, low cost, no commuting, quality content, and language neutral delivery.

MiTio's President and Founder, Dr. Nelva Lee was the Director of Patient Advocacy for the Grady Health System. Under her leadership, the interpreting services a program in the department was nationally acclaimed for its effectiveness in providing quality service. Recognizing a gap in flexible training options for interpreters, Dr. Lee launched the Medical Interpreting and Translating Institute Online in 2004. Dr. Lee has over 20 years of health care expertise in various settings both outpatient and inpatient, with over a decade in Healthcare Management. In addition, Dr. Lee has over ten years of faculty expertise at the university level and received training in online course development. Lastly, Dr. Lee was the inaugural Chair of The National Board of Certification for Medical Interpreters.

MiTio’s 160 hour diploma program consists of 5 different 40 hour certificate programs: Interpreting, Translating, and Medical Background. The MiTio online program of courses is fully developed on Claroline, a recognized online platform for course delivery and used worldwide by Universities and Colleges. This allows MiTio to create the quality service delivery that is expected of online programs today. MiTio is committed to providing highly trained and competent interpreters and translators to the industry.

MiTio online platform is currently operational, and yet to develop its mobile application, and we are is in the process of obtaining accreditation through the International Medical Interpreters Association - IMIA. This differentiates MiTio from other online Medical Interpreting programs as it will prove our rigor and excellence in curriculum development.

The following table demonstrates the following:

A-Federal Government market:

Title VI of the Civil Rights Act passed in 1964 provided the foundation for all future legislation relating to language access, including the healthcare field. The legislation asserts that discrimination based on national origin, color, or race will not be allowed in any program that receives funds from the federal government. Essentially, the interpretation of “national origin” includes anyone who doesn’t speak English as a first language. This is the first bit of legislation in the history of the U.S. that deals with the issue of linguistic discrimination and created the groundwork for later additions and laws. The table below provides the market size based on the federal regulation.

B-The Health Care Organizations Market.

The table below provides Health Care Organizations market. This isn't the first time we've witnessed a multiplicity of certification programs for interpreters in the U.S. -- diverse programs exist for court interpreters and sign language interpreters -- and now, it looks like medical interpreting will follow a similar multi-pronged path. In the short term, we believe that both major initiatives will continue to push forward with their stated objectives, regardless of who launches their test to the market more quickly. In the long term, any certification effort needs backing and support -- including legislation, contractual language, and other requirements -- in order to be broadly recognized and widely adopted. What really matters in the end is that the majority of those estimated 15,000-17,000 individuals have access to a valid and reliable process for assessing their interpreting skills. Millions of limited English proficient patients are counting on it.

C-The bilingual individual Market:

The table below provides the bilingual individual Market size. Based on our aggregate analysis, Common Sense Advisory estimates that there are between 15,000 and 17,000 people currently performing medical interpreting work in the United States. This number includes both individuals who provide medical interpreting services as their primary profession – such as full-time staff interpreters, agency employee interpreters, and contract interpreters – and those who provide interpreting services as volunteers or bilingual staff. This number also includes interpreters that may perform work remotely in other locations (for example, telephone interpreters in call centers in other countries), but who provide services for patients and providers in the United States. However, this is a conservative estimate and includes spoken language interpreting services only.

•Year of Introduction is the year events sited in the table below.

Market Development Strategy

Marketing Plan: MiTio online platform is currently operational, but yet to develop and Launch Mobile App and Optimize our platform to increase traffic and conversions.

Competitive Protection Strategy

•Customer Acquisition Cost will be limited due to our automated sales process that includes an autoresponder email campaign and a robust retargeting display campaign.

•Lifetime Value of Customer is expected to grow exponentially as the diploma program focus will increase the value of each customer

•Burn Rate is kept to a minimum as the complete automated process will minimize need for a large workforce

•Runway time for the Mobile App development is a 3 months

•Churn - MiTio $50,000 grants to hospital and other healthcare organizations are categorized as our churn and will only be offered in the initial phase of the App

•Conversions - Develop and Launch Mobile App and Launch fully Optimized Website to increase traffic and conversions.

•Projected Traffic is estimated to grow exponentially with the launch of our SEO optimized website and Mobile App

Competition

Cross Cultural Health Care Program (Federal Government Market, Medical Interpreter Training): CCHCP is primarily a training and consulting organization, supported by a wide array of multilingual publications. They endeavor to enhance the abilities of health professionals in providing culturally competent and linguistically appropriate care. CCHP serves as a bridge between communities and health care institutions to ensure quality health care that is culturally and linguistically appropriate.

Language Line Solutions (Federal Government Market, Language services and training): Interpreting, Translation, Localization, Testing & Training, Language Line Academy. Consistent and immediate access to an interpreter for over 200 languages. Over-the-phone, face-to-face and videoconference interpreting and document translation services. Added services such as quality document translation and American Sign Language Innovative interpreter testing, training, & certification.

MITS: A Copy-Cat company. Online interpreting program provider that offers similar interpreting courses at a reduced price.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Medical Interpreting Regulatory Standards:

LEP Civil Rights Act of 1964 and the 2000 OCR Guidance Memorandum require that a qualified interpreter be offered to the patient free of charge. Always use a qualified interpreter (trained with a minimum of 40 hours). Cannot use another patient or family member (especially a child). Cannot ask patient to bring own interpreter

LEP (Limited English Proficient) population of 10% or 3000 whichever is less: Must be provided with both interpreters and written translation of all documents.

LEP population of 5% or 1000 whichever is less: Provide interpreters and written translation of vital documents i.e. consent forms and discharge directions.

LEP population of 60 people or less: Provide interpreters and written notice of availability of site translation.

The sited regulation herein will impact our business positively, since the regulatory requirements is the driver to our growth.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Employees:

The Company has 3 officers.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal address is located at 289 Jonesboro Rd, McDonough, GA 30253. Our boardroom and meeting offices are located at 1050 Crown Pointe Pkwy. Atlanta, GA 30338. also have our boardroom and me

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on May 24, 2017. Our principal executive offices are located at 289 Jonesboro Rd, McDonough, GA 30253. MiTio, Inc. is an online certificate/ diploma program company designed for bilingual individuals seeking training as interpreters and translators in the medical field. MiTio is also a provider of interpreting and translating services via phone, video, and face-to-face.

The Medical Interpreting and Translating Institute Online (MiTio) LLC; is an online certificate/ diploma program designed for bilingual individuals seeking training as interpreters and translators in the medical field. MiTio is also a provider of interpreting and translating services via phone, video, and face-to-face. The Institute is committed to providing highly trained and competent interpreters and translators to the industry.

Interpreting and translating language services are required by various regulatory standards: Civil Rights Act of 1964, OCR Guidance of 2000, and Joint Commission CLAS Standards of 2011. Medical Interpreting services are reimbursed by Medicaid in 13 states. The Federal Government alone spends approximately $200 Billion dollars each year on language services.

MiTio aims to bring quality content to Interpreter and Translator training by removing the barriers of flexibility, time to absorb the information, low cost, no commuting, quality content, and language neutral delivery.

Operating Results

Our Company is currently newly formed and did not generate any revenues. Our operating expenses consist of the costs incurred in this offering.

To meet our need for cash we are attempting to raise money from this offering, the maximum aggregate amount of this offering will be required to further implement our growth/expansion plan. We are planning to use this funding for marketing, and grow our client base. This amount will help us to generate significant revenue with our new offerings in terms of features, new items to sell, and better and easier user interface designs. We are expecting a significant amount of growth in terms of revenue, users, and market share with this raise.

Liquidity and Capital Resources

As of October 18th, 2017the Company had $104 in cash and total liabilities of $28,104 As of July 21st, 2017, the Company has incurred total expenses of $20,000, related to the offering.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $10,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, and achieve significant growth.

Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A, the Company plans to pursue its marketing and growth plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of rapid growth will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to grow and to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planned growth, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with only two years in operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Off-Balance Sheet Arrangements

As of July 21, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on its growth strategy and growing its customer base.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Nelva Lee Donnie Lee Jr.	President/CEO, Director Treasurer/CFO, Director	43 16	May 24, 2017 May 24, 2017
Chinyere Lartey	Secretary, Officer	46	May 24, 2017

Nelva Lee, President/Chief Executive Officer/Director:

The MiTio president and Founder Dr. Nelva Lee, was hired by the Grady Health System in 2002 as their Director of Patient Advocacy. Under her leadership, the interpreting services a program in the department was nationally acclaimed for its effectiveness in providing quality service. Recognizing a gap in flexible training options for interpreters, Dr. Lee launched the Medical Interpreting and Translating Institute Online in 2004. Dr. Lee has over 20 years of health care expertise in various settings both outpatient and inpatient, with over a decade in Healthcare Management. In addition, Dr. Lee has over ten years of faculty expertise at the university level. Dr. Lee has received training in course development, specifically in online course development. Dr. Lee personally developed the twenty MiTio courses currently available and accredited by the International Interpreters Association –IMIA.

Donnie Lee Jr., Treasurer/CFO/Director:

Donnie Lee Jr is a rising star in the coding community; his coding languages include JAVA and Python. Donnie is also skilled in SEO and online marketing optimization. Donnie attends Carnegie Mellon STEM program in 2017. Donnie joined MiTio as the CFO in 2015 and is an integral part of our strategic plans and execution.

Chinyere Lartey., Secretary, Officer:

Marketing Professional and Entrepreneur  has over twenty years of  experience in the Pharmaceutical and Medical Sales industries.  She has also acquired experience building sales teams as an entrepreneur in the Health & Wellness industry for 10 years, where she recruited, trained, coached and mentors business partners wishing to have their own success as entrepreneurs. Mrs. Lartey earned a Bachelor's Degree in Applied Biology from the University of Greenwich in London UK. She, her husband Michael and son emigrated to the United States in 2002.  Their daughter was born later on that same year.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than five (5) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

There are family relationships within the Company. Donnie Lee Jr is the son of the Chairman Dr. Lee.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

    Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

    Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

    Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

    Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

    Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

    Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

Three Officers.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our five highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Nelva Lee	CEO	-0-
Donnie Lee Jr. Chinyere Lartey.	CFO Secretary	-0- -0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (3)	acquirable	(3)
Nelva Lee	10,000,000	0	50%.
Donnie Lee Jr	10,000,000	0	50%
Total All directors and officers as a group (2 persons)	20,000,000		100%

(1)	The address of those listed is 289 Jonesboro Rd, McDonough, GA 30253
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 20,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inceptions, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

13.   SECURITIES BEING OFFERED

Our authorized capital stock consists of One Hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share. As of July 21st, 2017, we had 20,000,000 shares common stock outstanding.

Capital Stock

We are offering 5,000,000 shares of our capital stock in this Offering.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of July 21st, 2017 we had 20,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. Outstanding shares are distributed in this order: Nelva Lee owns 10,000,000 shares; Donnie Lee Jr owns 10,000,000 shares. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 20,000,000 shares of common stock issued and outstanding held by 2 shareholders. Additionally, the company will issue additional 5,000,000 shares to complete the offering.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 20,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. Additional to the founders shares, we will issue 5,000,000 shares at maturity to satisfy the offering, and per the “1A” qualification the 5,000,000 shares shall be free tradable.

The 20,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and

      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company;

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

MiTio Inc.

We have audited the accompanying balance sheet of MiTio Inc. as of June 30, 2017 and the related statement of operations, stockholder's deficit and cash flows for the period from (inception) May 24, 2017 to June 30, 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MiTio Inc. as of June 30, 2017 and the results of its operations and its cash flows for the period from (inception) May 24, 2017 to June 30, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred a loss since inception, had a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ankit Consulting Services, Inc.

Certified Public Accountants

Rancho Santa Margarita

August 21, 2017

MiTio Inc.

FINANCIAL STATEMENTS

For the period ended June 30, 2017

CONTENTS:
Report of Independent Registered Public Accounting Firm

Balance Sheet as of June 30, 2017

Statement of Operations for the period from May 24, 2017 to June 30, 2017

Statement of Stockholder's Deficit for the period from May 24, 2017 to June 30, 2017

Statement of Cash Flows for the period from May 24, 2017 to June 30, 2017

Notes to the Financial Statements

MiTio Inc.

BALANCE SHEET

As of June 30, 2017

ASSETS

Current Assets:
Cash and cash equivalents	$104
Prepaid Expenses	10,000
Total Current Assets	$ 10,104
TOTAL ASSETS	$10,104
LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	28,104
Total Current Liabilities	28,104
Total Liabilities	28,104

Stockholders’ Deficit
Common Stock, Par Value $0.0001, 100,000,000 Authorized, 20,000,000 Issued & Outstanding	$2,000
Additional Paid In Capital
Accumulated deficit	(20,000)

Total Shareholders’ deficit	(18,000)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 10,104

The accompanying notes are an integral part of these financial statements.

MiTio Inc.

STATEMENT OF OPERATIONS

For the Period May 24, 2017 to June 30, 2017

Revenues, net	$ -

Operating expenses: Legal and professional charges	20,000
Total operating expenses	20,000

Net Loss	($20,000)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	($0.001)

Weighted-average number of common shares outstanding	20,000,000

The accompanying notes are an integral part of these financial statements.

MiTio Inc.

STATEMENT OF STOCKHOLDER’S DEFICIT

For the period May 24, 2017 to June 30, 2017

	Common Stock Shares Amount		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit

Beginning Balance, May 24, 2017	-	$ -	$ -	$-	$ -
Issuance of Common Stock $0.0001 Par Value	20,000,000	$2,000		-	2,000
Net Loss	-	-	-	(20,000)	(20,000)

Ending Balance, June 30, 2017	20,000,000	$2,000		($20,000)	($18,000)

The accompanying notes are an integral part of these financial statements.

MiTio Inc.

STATEMENT OF CASH FLOWS

FOR THE PERIOD May 24, 2017 to June 30, 2017

Cash Flows from Operating Activities

Net loss Increase in current assets Prepaid Expenses	($20,000) ($10,000)
Net cash used in operating activities	(30,000)

Cash Flows from Financing Activities
Common Stock issued	2,0000
Related Party Loan	28,104
Net Cash Flows From Financing Activities	30,104
Net Increase In Cash and Cash Equivalents	$104

Cash and cash equivalents – Beginning	$ -
Cash and cash equivalents – Ending	$104

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

Mitio Inc. (“the Company”) was incorporated in Delaware on May 24, 2017. The Company was established for the purpose of executing its business plan.  The Company's fiscal year end is December 31.

.

Note 2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America ("US GAAP").

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-

employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Prepaid Expenses

The Company had $10,000 in prepaid expenses as of June 30, 2017, for legal and professional charges paid in advance to the service provider. The expenses are being amortized as the services are being provided.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The

Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

6/30/2017

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

6/30/2017
Deferred tax assets

Net operating losses	$(20,000)

Deferred tax liability

Net deferred tax assets	$6,800
Less valuation allowance	($6,800)

Deferred tax asset - net	$-

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of June 30, 2017.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period May 24, 2017 through June 30, 2017, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On May 24, 2017 the Company issued 10,000,000 of its authorized common stock to Nelva Lee as consideration for $1,000

On May 24, 2017 the Company issued 10,000,000 of its authorized common stock to Donnie Lee Jr. as consideration for $1,000.

The officer of the company loaned the company $28,104 for operating purposes. This amount is non-interest bearing and due on demand.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2017 the Company had 20,000,000 shares issued and outstanding.

The following stock issuances were made to officers of the company as compensation for services:

On May 24, 2017 the Company issued 10,000,000 of its authorized common stock to Nelva Lee as consideration for $1,000

On May 24, 2017 the Company issued 10,000,000 of its authorized common stock to Donnie Lee Jr. as consideration for $1,000.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

 Note 7 – Net Loss Per Share

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the period ended June 30, 2017

6/30/2017

Net Loss	$($20,000)

Weighted-average common shares outstanding basic:	20,000,000

Net loss per share Basic Diluted	(0.001) (0.001)

Note 8.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $20,000 as of June 30, 2017. The Company also incurred net losses of $20,000 for the period ended June 30, 2017 and had negative working capital for the period ended June 30, 2017. To date, these losses and deficiencies have been financed principally from related parties.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to grow the business, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing will involve substantial dilution to existing investors.

Note 9.    Subsequent Events

None

15. INDEX TO EXHIBITS

Exhibit 2.1 Certificate of Incorporation*

Exhibit 2.2 Bylaws*

Exhibit 2.3 Form of Subscription Agreement*

Exhibit 2.4 Opinion re legality*

Exhibit 2.5 Consent Accountant*

Exhibit 2.6 Subscription Agreement*

*Previously provided.

MiTio, INC.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McDonough and the State of Georgia, on October 18th, 2017.

MiTio, INC..

By:	/s/ Nelva Lee
Name:	Nelva Lee
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Nelva Lee		October 18th, 2017
Nelva Lee
Director and Chief Executive Officer, Director

/s/ Donnie Lee Jr. Donnie Lee Jr	Treasurer/CFO and (Principal October 18th, 2017 Executive, Financial and
.	Accounting Officer), Director

/s/ Chinyere Lartey	October 18th, 2017
Chinyere Lartey
Secretary, Officer, Director